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                                                                    Exhibit 4.13


                                     WARRANT

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

             WARRANT TO PURCHASE COMMON STOCK OF PROXIM CORPORATION

                             (Subject to Adjustment)

NO. 2003-1

      THIS CERTIFIES THAT, for value received, Motorola, Inc., or its permitted registered assigns ("Holder"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after September 9, 2003 (the "Effective Date"), and before 5:00 p.m. Pacific Time on September 9, 2008 (the "Expiration Date"), to purchase from Proxim Corporation, a Delaware corporation (the "Company") One Million Eighty Thousand (1,080,000) shares of Common Stock of the Company at a price per share of $2.34 (the "Purchase Price"). Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein. This Warrant is issued in conjunction with, and as additional consideration for the Holder entering into and performing its obligations under, that certain Product Supply, License and Distribution Agreement, dated as September 9, 2003, between the Company and Holder.

1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

      "Fair Market Value" of a share of Common Stock as of a particular date shall mean:

            (a) If traded on a securities exchange or the Nasdaq National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the 3 business days ending on the applicable date of valuation;

            (b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and
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            (c) If there is no active public market, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder. Fees and expenses of the valuation firm shall be paid for by the Company.

      "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

      "Registered Holder" shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

      "Warrant" as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

      "Common Stock" shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

2.    EXERCISE OF WARRANT

      2.1. Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering

            (a) this Warrant at the principal office of the Company, and

            (b) payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder; or (iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the "Exercise Amount"), except that if Holder is subject to HSR Act Restrictions (as defined in Section 2.5 below), the Exercise Amount shall be paid to the Company within five (5) business days of the termination of all HSR Act Restrictions.

      2.2. Stock Certificates; Fractional Shares. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise, rounded down to the nearest whole share. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

      2.3. HSR Act. The Company hereby acknowledges that exercise of this Warrant by Holder may subject the Company and/or the Holder to the filing requirements of the HSR Act and that Holder may be prevented from exercising this Warrant until the expiration or early termination of all waiting periods imposed by the HSR Act ("HSR Act Restrictions"). If on or before the Expiration Date Holder has sent the Notice of Exercise to Company and Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date because of

HSR Act Restrictions, the Holder shall be entitled to complete the process of exercising this Warrant, for a period of ten (10) business days following termination of the HSR Act Restrictions, in accordance with the procedures contained herein notwithstanding the fact that completion of the exercise of this Warrant would take place after the Expiration Date.

      2.4. Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. However, if Holder is subject to HSR Act filing requirements this Warrant shall be deemed to have been exercised on the date immediately following the date of the expiration of all HSR Act Restrictions. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

3. VALID ISSUANCE: TAXES. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all transfer or stamp taxes and other similar governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:

      4.1. Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company's Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company's Common Stock.

      4.2. Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

      4.3. Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of Section 4.5.

      4.4. Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

      4.5. Conversion of Common Stock. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company's Certificate of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this

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Warrant, upon exercise hereof at any time after the date on which the Common
Stock is so redeemed or converted, reclassified or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of shares of Common Stock of the Company for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7. RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

8.    TRANSFER AND EXCHANGE.

      8.1 Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred, in whole or in part, only to a Majority Owned Subsidiary (as defined below) of the Registered Holder. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, any shares of Common Stock acquired upon exercise of this Warrant may not be transferred until thirty-five (35) days after the acquisition thereof, and in no event prior to

January 1, 2005, and may only be transferred (a) in a sale effected pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), (b) to an accredited investor under Rule 501(a)(i) of Regulation D under the 1933 Act, (c) in an offering registered under Section 5 of the 1933 Act or
(d) in connection with a transaction pursuant to which the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that registration is not required under the 1933 Act in connection with such transaction. Any such transfer shall be made on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer of the Warrant, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes. Upon any full or partial transfer of the shares of Common Stock acquired on exercise of the Warrant pursuant to Rule 144 or an offering registered under Section 5 of the 1933 Act, all restrictions applicable to the transfer of such Common Stock, or portion thereof, so transferred shall cease.

      8.2 Majority Owned Subsidiary. A "Majority Owned Subsidiary" shall mean a subsidiary of which the Registered Holder beneficially owns, either directly or indirectly, at least 50% of the voting securities.

9. SECURITIES LAW RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the 1933 Act covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

10. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that this Warrant and the shares of Common Stock purchasable upon exercise of this Warrant are acquired for investment only and not with a present view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of Common Stock acquired pursuant to the exercise of this Warrant will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights granted to the registered Holder) and will be

"restricted securities" within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of Common Stock issued to the Holder upon exercise of this Warrant may have affixed thereto a legend substantially in the following form:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

11. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

12.   REGISTRATION RIGHTS.

      12.1 Piggyback Registration. The Company will afford the Holder an opportunity to include in any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or any merger or any corporate reorganization) all or any part of the Common Stock of the Company issuable upon exercise of this Warrant (the "Registrable Securities"). In this regard, the Company shall notify the Holder in writing at least twenty (20) days prior to the filing of any such registration statement and if the Holder desires to include in any such registration statement all or any of the Registrable Securities, it shall inform the Company within twenty (20) days after receipt of the above-described notice from the Company, and shall inform the Company of the number of shares of Registrable Securities the Holder wishes to include in such registration statement. If the Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with

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respect to offerings of its securities, all upon the terms and conditions set forth herein. In addition to the foregoing, in the event that (A) following June 30, 2004, the Registrable Securities have not been included in a registration statement filed by the Company and declared effective by the SEC, or such registration statement has been withdrawn, suspended or otherwise terminated prior to the Holder's sale of all of the Registrable Securities, or in the event any Registrable Securities are excluded by underwriters in connection with such registration statement, and (B) the Company is at any time thereafter eligible for use of a registration statement on Form S-3 (or similar successor form for the Registrable Securities) and the Holder so requests, the Company shall use all reasonable commercial efforts to cause to be filed with the SEC within thirty (30) days of such request, and to become effective as promptly as practicable thereafter, a registration statement on Form S-3, relating to all of the Registrable Securities.

            (i) Underwriting. If a registration statement under which the Company gives notice under this Section 12 is for an underwritten offering, then the Company shall so advise the Holder. In such event, the right of the Holder's registrable securities to be included in such a registration pursuant shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's registrable securities in the underwriting to the extent provided herein. The Holder proposing to distribute Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriters); provided, however, that it shall not be considered customary to require the Holder to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions in the registration statement or prospectus for such offering. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

            (ii) Expenses. All expenses incurred in connection with a registration pursuant to this Section 12 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holder and any fees and disbursements of counsel to the Holder), including all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

      12.2. Obligations of the Company. Whenever the Company registers Registrable Securities under this Section 12, the Company shall, as expeditiously as reasonably possible:

            (i) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective; provided, however, that, except as otherwise required in this Section 12, the Company shall not be required to keep any such registration statement effective for more than sixty (60) days.

            (ii) Amendments and Supplements. Prepare and file with the registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            (iii) Prospectuses. Furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the registrable securities owned by them that are included in such registration.

            (iv) Blue Sky. Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (v) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form (including customary indemnification of the underwriters by the Company), with the managing underwriter(s) of such offering. The Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; provided, however, that it shall not be considered customary to require the Holder to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions by the Company in the registration statement or prospectus for such offering.

            (vi) Notification. Notify the Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

      12.3 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 12 that the selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of their registrable securities.

      12.4 Indemnification. In the event any shares of Registrable Securities are included in a registration statement under Section 12:

            (i) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Holder, the partners, officers, shareholders, employees, representatives and directors of the Holder, any underwriter (as determined in the Securities Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, against any losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                  (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                  (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                  (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each the Holder, partner, officer, shareholder, employee, representative, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, shareholder, employee, representative, director, underwriter or controlling person of such Holder.

            (ii) By Selling Holder. To the extent permitted by law, the selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other holder selling securities under such registration statement or any of such other holder's partners, officers, shareholders, employees, representatives and directors and any person who controls such holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such officer or director, controlling person, underwriter or other such holder, partner, officer, shareholder, employee, representative, director or controlling person of such other holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such officer or director, controlling person, underwriter or other holder, partner, officer, shareholder, employee, representative, director or controlling person of such other holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by the Holder under this subsection or otherwise in respect of any and all Violations shall not exceed in the aggregate the net proceeds received by the Holder in the registered offering out of which such Violations arise.

            (iii) Notice. Promptly after receipt by an indemnified party under of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, to the extent that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of liability under this Section 12.4 except to the extent the indemnifying party is prejudiced as a result thereof.

            (iv) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and the Holder are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

            (v) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (A) the Holder exercising rights under this Agreement, or any controlling person of the Holder, makes a claim for indemnification pursuant to this section, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (B) contribution under the Securities Act may be required on the part of the Holder or any such controlling person in circumstances for which indemnification is provided under this section; then, and in each such case, the Company and the Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling holders are responsible for the remaining portion; provided, however, that, in any such case: (X) the Holder will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Holder pursuant to such registration statement; and (Y) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

            (vi) Survival. The obligations of the Company and the Holder under this Section 12.4 shall survive until the third anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

      12.5 Termination of the Company's Obligations. The Company shall have no obligations pursuant to this Section 12 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section
12.1 more than five (5) years after the date of this Agreement or if, in the opinion of counsel to the Company, all such Registrable Securities to be sold by any Holder may then be sold under Rule 144 in a single transaction without exceeding the volume limits thereunder. The Company hereby acknowledges that the Company's obligations to register the Registrable Securities as set forth in this Section 12 survive any exercise(s) of this Warrant.

      12.6 Suspension Provisions. Notwithstanding the foregoing subsections of this Section 12, the Company shall not be required to take any action with respect to the registration or the declaration of effectiveness of the registration statement following written notice to the Holder from the Company (a "Suspension Notice") of the existence of any state of facts or the happening of any event (including pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event that the Company believes, in good faith, requires additional disclosure of material, non-public information by the Company in the registration statement that the Company believes it has a bona fide business purpose for preserving confidentiality or that renders the Company unable to comply with the published rules and regulations of the SEC promulgated under the Securities Act or the Securities Exchange Act, as in effect at any relevant time (the "Rules and Regulations")) that would result in
(i) the registration statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) the prospectus issued under the registration statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company (Y) shall use its best efforts to remedy, as promptly as reasonably practicable, the circumstances that gave rise to the Suspension Notice and deliver to the Holder notification that the Suspension Notice is no longer in effect and (Z) shall not issue a Suspension Notice for any period during which the Company's executive officers are not similarly restrained from disposing of shares of the Company's Common Stock. Upon receipt of a Suspension Notice from the Company, all time limits applicable to the Holder under this Section 12 shall automatically be extended by an amount of time equal to the amount of time the Suspension Notice is in effect, the Holder will forthwith discontinue disposition of all such shares pursuant to the registration statement until receipt from the Company of copies of prospectus supplements or amendments prepared by or on behalf of the Company (which the Company shall prepare promptly), together with a notification that the Suspension Notice is no longer in effect, and if so directed by the Company, the Holder will deliver to the Company all copies in their possession of the prospectus covering such shares current at the time of receipt of any Suspension Notice.

13. NOTICES. Any notice required or permitted under this Agreement shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given (i) upon personal delivery to the party to be notified, (ii) three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (iii) one (1) business day after deposit with a nationally recognized courier service such as Federal Express for next business day delivery under circumstances in which such service guarantees next business day delivery, (iv) one (1) business day after facsimile with copy delivered by registered or certified mail, or (v) one (1) business day after delivery by electronic mail with copy delivered by registered or certified mail, in any case, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Investor or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section 13.

14. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

15. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

16. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant.

17.   NOTICES OF RECORD DATE.  In case:

      17.1. the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

      17.2. of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

      17.3. of any voluntary dissolution, liquidation or winding-up of the Company; or

      17.4. of any redemption or conversion of all outstanding Common Stock;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least twenty (20) days prior to the date therein specified.

18. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

19. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

20. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holder of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

21. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Effective Date.

                                      PROXIM CORPORATION


                                      By:   /s/  David L. Thompson
                                            --------------------------------

                                      David L. Thompson
                                      --------------------------------------
                                      Printed Name

                                      Executive Vice President & CFO
                                      --------------------------------------
                                      Title



                            SIGNATURE PAGE TO WARRANT

                                    EXHIBIT 1
                               NOTICE OF EXERCISE

                    (TO BE EXECUTED UPON EXERCISE OF WARRANT)

PROXIM CORPORATION                                               WARRANT NO. ___

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of Proxim Corporation, as provided for therein, and (check the applicable box):

[ ]   Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ shares of such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and taxpayer identification number):

Name: _____________________________________

Address: __________________________________

Taxpayer Identification Number: ___________

Signature: ________________________________

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

                                    EXHIBIT 2

                                   ASSIGNMENT

(TO BE EXECUTED ONLY UPON ASSIGNMENT OF WARRANT                   WARRANT NO. __
CERTIFICATE)

For value received, the undersigned hereby sells, assigns and transfers unto ________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby authorize the transfer agent for Proxim Corporation, to transfer said Warrant Certificate on the books of Proxim Corporation with respect to the number of shares set forth below, with full power of substitution in the premises:

NAME(S) OF ASSIGNEE(S)     ADDRESS                   # OF SHARES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


IF SAID NUMBER OF SHARES SHALL NOT BE ALL THE SHARES REPRESENTED BY THE WARRANT CERTIFICATE, A NEW WARRANT CERTIFICATE IS TO BE ISSUED IN THE NAME OF SAID UNDERSIGNED FOR THE BALANCE REMAINING OF THE SHARES COVERED BY SAID WARRANT CERTIFICATE.

Dated:     ________________________ , 20___




Signature: __________________________________


NOTICE: THE SIGNATURE TO THE FOREGOING ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS SECURITY IN EVERY PARTICULAR, WITHOUT ALTERATION OR ANY CHANGE WHATSOEVER; SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17AD-15.